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                                                                    Exhibit 10.8







                           REVLON EXECUTIVE BONUS PLAN

























                  Amended and Restated as of September 1, 2002


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                                     REVLON
                              EXECUTIVE BONUS PLAN

I.       OBJECTIVES

         This Executive Bonus Plan (the "Plan") for Revlon Consumer Products Corporation ("Revlon") and its participating affiliates (collectively, the "Company") is intended to provide an annual cash incentive program which will:

         o reinforce the Company's Strategic Principles and goals and each eligible individual's role in achieving them;

         o attract, retain, and motivate the executive human resources necessary to operate the Company;

         o encourage improved profitability, return on investment, and growth of the Company;

         o    reflect the Company's commitment to pay for performance; and

         o in the case of Covered Employees as defined in Treasury Regulation 1.162-27(c)(2) (or successors thereto), be directly related to the performance results of the Company and contingent upon the achievement of certain corporate goals, for any Plan Year (as defined herein) that the Plan is intended to meet the provisions of Internal Revenue Code Section 162(m) and the regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto (collectively "Section 162(m)").

II.      ADMINISTRATION OF THE PLAN

         The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of Revlon from among its members or a subcommittee of such committee and shall be comprised, unless otherwise determined by the Board of Directors, of not less than two members who shall be "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

         The Committee shall have all the powers vested in it by the terms of this Plan, such powers to include authority (within the limitations described herein) to assign Participation Levels (described more fully in Section IV), to determine Business Objectives and Personal Performance Objectives (described more fully

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         in Section V), to determine whether such Objectives have been met, to determine whether an award will be paid out as described in Section VI or deferred, and to determine whether an award should be reduced or eliminated.

         The Committee shall have full power and authority to construe, administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee may at any time amend, modify, suspend or terminate such rules, regulations, agreements, guidelines or instruments. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Company, Revlon stockholders and any participant under the Plan.

         Except as with respect to a Covered Employee for a Plan Year in which the Plan is intended to comply with Section 162(m), the Committee may delegate all or a portion of its powers and authority under the Plan to an administrator (the "Administrator"), consisting of such officer(s) or other employee(s) of the Company as the Committee shall determine.

         Plan Year shall mean a calendar year, or such other period as may be determined from time to time by the Committee or the Administrator.

III.     ELIGIBILITY

         (1) Executives whose positions are classified in salary grades 9 and above of the Company's exempt salary program (or the equivalent of such grades), (2) general managers and above and other key executives of the Company's operations outside the United States; and (3) such other employees as the Committee or Administrator may determine as eligible from time to time, are eligible for participation in the Plan. No eligible executive may be a participant in the Plan or receive any benefits hereunder unless he or she shall have signed and shall be in full compliance with Revlon's Employee Agreement as to Confidentiality and Non-Competition and Revlon's Code of Business Conduct (as the same may be amended from time to time by the Company).

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IV.      PARTICIPATION LEVELS/TARGET AWARDS

         All participants will be assigned a Participation Level which will determine their Target Award. The Target Award is the Bonus Award, expressed as a percent of base salary or as a specific dollar award. Target Awards shall be payable provided that certain Objectives established in the sole and absolute discretion of the Committee and/or the Administrator, whichever is applicable, pursuant to Plan sections VI A and B are met. Base salary earned during the Plan Year will be used in calculating Bonus Awards under the Plan which are based upon a percent of base salary

         The maximum award payable with respect to any Plan Year to any individual participant is 200% of the Target Award, not to exceed the lesser of 100% of base salary earnings or $2,000,000.

         Participation Levels shall be established by the Committee or the Administrator and shall generally be based on an individual's grade level, reporting level, and the impact the position has on the organization's results.

V.       BUSINESS AND PERSONAL PERFORMANCE OBJECTIVES

         For each Plan Year that the Plan is intended to meet the requirements of Section 162(m) the annual Objectives for Covered Employees shall be determined by the Committee in writing, by resolution of the Committee or other appropriate action, not later than 90 days after commencement of such Plan Year or such later date as may be permissible under 162(m).

         For each Plan Year, Objectives for non-Covered Employees shall be determined by the Committee or the Administrator. The Committee may delegate to the Administrator the authority to determine the Objectives for Covered Employees for any Plan Year in which the Plan is not intended to comply with Section 162(m). Any such Objectives determined under this paragraph shall be determined in writing within 90 days of the beginning of a Plan Year or as soon as practicable thereafter.

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         Each Objective determined under this Plan Section V shall state, in terms of a formula or standard, the method for computing the amount of compensation payable to the applicable participant if such Objective is obtained which may be based upon achievement of Business Objectives and Personal Performance Factors; provided, however, that if an individual becomes eligible to participate during a Plan Year and after the Objectives for the Plan Year are determined, that individual's Objectives may be determined by the Committee or Administrator, whichever is applicable, in writing, either by resolution of the Committee or by action of the Administrator. The Committee or Administrator, whichever is applicable, shall determine the portion of the Target Award assigned to Business Objectives and Personal Objectives, subject to the last paragraph of Plan Section V B relating to Covered Employees.

A.             BUSINESS OBJECTIVES

               For any Plan Year that the Plan is intended to meet the provisions of 162(m) or for any Plan Year in which the Plan is not intended to meet the provisions of 162(m), the Business Objectives to which a Bonus Award relates ("Business Objectives") may be based on one or more of the following business performance factors or such other factors as may be determined by the Committee or the Administrator, whichever is applicable, as they apply to the Company or a business unit: stock price; fair market value; book value; market share; earnings per share; cash flow; return on equity, assets, capital or investment; net income; operating profit or income; operating income before restructuring charges, plus depreciation and amortization other than relating to early extinguishment of debt and debt issuance costs; gross or net sales; expense targets; working capital targets including, without limitation, those relating to inventory and/or accounts receivable; operating margin; productivity improvement; cost or expenses; planning accuracy (as measured by comparing planned results to actual results); customer satisfaction based on market share or other relevant factors; and implementation or completion of critical projects or processes including, without limitation, growth in consumption of the Company's products, new product development, asset dispositions, reduction in Sales, General and Administrative expenses, insuring Company products are in stock at retail or plant consolidations.

               In the Committee's or the Administrator's discretion, whichever is applicable, Business Objectives (other than with respect to Covered Employees for any Plan Year in which the Plan is intended to comply with Section 162(m)) may be developed by each Department Head and approved by the Chief Financial Officer of Revlon and the President and CEO of Revlon, subject to final review and approval by the Committee or the Administrator, whichever is applicable.

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               Once established, the Committee may not have discretion to increase the amount payable under such Award with respect to any Covered Employee for any Plan Year in which it is intended that the Plan comply with Section 162(m), provided, however, that whether or not a Bonus Award is intended to constitute qualified performance based compensation within the meaning of Code section 162(m), the Committee may make appropriate adjustments in Business Objectives to reflect the impact of extraordinary items not reflected in such Objectives. For purposes of the Plan, extraordinary items may include (1) any profit or loss attributable to acquisitions or dispositions of stock or assets,
               (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring activities, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, all determined in accordance with standards established by any applicable Opinion of the Accounting Principles Board, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in any applicable Opinion of the Accounting Principles Board, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as segment of a business as defined in any applicable Opinion of the Accounting Principles Board, and (6) such other items as may be prescribed by Code Section 162(m) and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. Notwithstanding the attainment by the Covered Employee of the applicable Business Objective(s), the Committee has the discretion to reduce, prior to certification of such Objective(s), some or all of the Section 162(m) Bonus Award that otherwise would be paid for any Plan Year in which it is intended that the Plan comply with Section 162(m).

               Bonus Awards shall specify the Business Objectives to be achieved, a minimum acceptable level of achievement below which no payment or award will be made, and at the discretion of the Committee or Administrator, whichever is applicable, a formula, method or standard for determining the amount of any payment or award to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the Business Objectives. The Committee or the Administrator may make discretionary awards even if Business Objectives are not achieved, but not as to Covered Employees for any Plan Year in which the Plan is intended to comply with Section 162(m).

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B.             PERSONAL PERFORMANCE OBJECTIVES

               Subject to the last paragraph of this subsection B, a portion of the Bonus Award may be based on Personal Performance Objectives which are specific to each individual and can be based upon, among other things, contribution to specific projects and/or overall performance as measured under the Company's performance evaluation process as in effect from time to time. Each Personal Performance Objective for a Plan Year will be established with appropriate standards of performance. The portion of the Bonus Award based on Personal Performance Objectives and the criteria therefor shall be established by the Committee or Administrator, whichever is applicable.

               In the Committee's or Administrator's discretion, whichever is applicable, Personal Performance Objectives may be developed by each participant's Department Head, approved by the Senior Vice President Human Resources and reviewed with the participant (other than with respect to Covered Employees for a Plan Year in which the Plan is intended to comply with Section 162(m)).

               In no event shall any portion of a Section 162(m) Bonus Award made to a Covered Employee be determined based upon Personal Performance Objectives under this subsection B for a Plan Year in which the Plan is intended to comply with Section 162(m).

VI.      ACTUAL BONUS AWARDS

         Actual Bonus Awards will be determined for each participant based on the degree to which the participant's Business Objectives and Personal Performance Objectives (if applicable) are achieved.

A.             BUSINESS OBJECTIVES

               Bonuses earned under this portion of the Plan will be based on achievement against each Business Objective's target in accordance with its assigned weight.

B.             PERSONAL PERFORMANCE OBJECTIVES

               Bonuses earned under this portion of the Plan will be based on each participant's performance against Personal Performance Objectives in accordance with their assigned weight.


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VII.     SECTION 162(m) BONUS AWARDS

         The Committee may designate any particular Bonus Award as being a "Section 162(m) Bonus Award"; provided that any Bonus Award so designated will be subject to the following requirements, notwithstanding any other provision of the Plan to the contrary:

         1. No Section 162(m) Bonus Award may be paid unless and until the stockholders of the Company have approved the Plan in a manner which complies with the stockholder approval requirements of Section 162(m) of the Code.

         2. A Section 162(m) Bonus Award may be made by a minimum of two members of the Committee, each of whom must be an "outside director" (within the meaning of Section 162(m) of the Code).

         3. The performance goals to which a Section 162(m) Bonus Award is subject must be based on Business Objectives in accordance with plan section V.A. Such Business Objectives, and the Bonus Award payable on attainment thereof, must be established by the Committee within the time limits required in order for the Section 162(m) Bonus Award to qualify for the performance-based compensation exception to Section 162(m) of the Code.

         4. No Section 162(m) Bonus Award may be paid until the Committee has certified the appropriate level of attainment of the applicable Business Objectives.

         5. The maximum amount of a Section 162(m) Bonus Award is $2,000,000.


IX.      MISCELLANEOUS

         If a participant has a change of assignment or transfer during a Plan year, the Committee or the Administrator may determine that the participant's Bonus Award be calculated for each position on a pro-rated basis. Similarly, the Committee or the Administrator may determine that an employee who is newly hired and who meets the eligibility requirements set forth in Plan Section III or who becomes eligible to join the Plan after the start of the Plan Year shall be eligible for a pro-rated Bonus Award based on the percentage of the Plan Year actually worked while a participant.

         It is intended that Bonus Awards be distributed on or about March 31 following the applicable Plan Year but in no event shall Bonus Awards be distributed later than April 30 following the applicable Plan Year. Bonus Awards will not be paid

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         to a participant who does not remain actively employed by the Company through the date Bonus Awards are distributed except that the Administrator may (but shall have no obligation) in its sole discretion determine to make a Bonus Award, (including a pro-rated award) under appropriate circumstances including, without limitation, in the case of:

(a) a participant whose employment terminates due to death, disability, or retirement at any time after the start of a Plan Year, or

(b) a participant whose employment is terminated by the Company otherwise than for "good reason" (as defined in the Revlon Executive Severance Policy) or other like cause at any time after June 30 of a Plan Year.


         The Plan shall be unfunded. The Company shall not be required to establish any special segregation of assets to assure the payment of Bonus Awards.

         The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         No Bonus Award shall be payable to any participant who at the time for payment of such award is in breach of any applicable employment agreement, or who has failed to execute and remain in compliance with Revlon's Employee Agreement as to Confidentiality and Non-Competition or Revlon's Code of Business Conduct (as any of the same may be amended from time to time).

         The Company shall have the right to deduct from Bonus Awards paid any taxes or other amounts required by law to be withheld.

         Participation in the Plan shall not confer upon any participant any rights to continue in the employ of the Company, limit in any way a participant's right or the right of the Company to terminate a participant's employment at any time, or confer upon any participant any claim to receive a Bonus Award other than as provided in the Plan, and no participant's rights under the Plan may be assigned, attached, pledged or alienated by operation of law or otherwise.

         The Committee reserves the right to revise or terminate the Plan at any time during or after a Plan performance period. The Administrator, at its discretion, may also make exceptions to this Plan, other than in the case of Covered Employees for a Plan Year in which the plan is intended to comply with Section 162(m).


(183870)

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